OPTION TO EXTEND 1986 AMENDED TOLL AGREEMENT


     THIS OPTION TO EXTEND 1986 AMENDED TOLL AGREEMENT, dated as of March 1, 1992, is by and between NORTHWEST ALUMINUM COMPANY, an Oregon corporation ("NAC"), and CLARENDON LTD., a Zug, Switzerland corporation acting through its Connecticut branch ("Clarendon").

                                    RECITALS:

     A. NAC and Clarendon have entered in an Aluminum Toll Conversion Agreement dated as of September 15, 1986 and a certain Extension and Amendment Agreement made as of October 1, 1991 (collectively, the "1986 Amended Toll Agreement") pursuant to which Clarendon is currently providing NAC's alumina requirements for both Potline Nos. 1 and 2 as provided therein, and NAC is converting such alumina into aluminum as provided therein.

     B. The parties now wish to provide an option to Clarendon to extend the term of the 1986 Amended Toll Agreement for an additional four years and three months.

                                   AGREEMENT:

     Accordingly, in consideration of the mutual covenants herein, the parties agree:

     1. Defined Terms. Terms defined in the 1986 Amended Toll Agreement shall have the same meanings for purposes of this Agreement.

     2. Option to Extend Term.

          2.1 Clarendon shall have an option to extend the term of the 1986 Amended Toll Agreement for an additional period which shall commence on October 1, 1995 and end on December 31, 1999 (the "Optional Extension Period").

          2.2 In order to exercise the option provided in Section 2.1 above, Clarendon shall give NAC written notice to such effect, not later than September 30, 1994, in the manner provided in the 1986 Amended Toll Agreement.

          2.3 Upon Clarendon giving the notice provided in Section 2.2 above, the Extension Period defined and identified in the 1986 Amended Toll Agreement shall be extended to include the Optional Extension Period (that is, the Extension Period shall commence on October 1, 1991 and end on December 31, 1999) and, except as specifically amended by this Agreement, all of the terms and conditions of the 1986 Amended Toll Agreement, including without limitation the provisions of Section 2.2 and Section 3 of the Extension and Amendment Agreement, identified above, shall continue to be binding on each of the parties during the Extension Period as so amended.


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          3. Miscellaneous.

          3.1 Ratification of the 1986 Amended Toll Agreement, as Amended. The 1986 Amended Toll Agreement, as specifically amended by this Agreement, is hereby ratified in all respects, and effective the date of this Agreement, the term "this Agreement" as used in the 1986 Amended Toll Agreement shall be deemed to refer to the 1986 Amended Toll Agreement as hereby amended.

          3.2 No Implied Amendments, Undertakings or Waivers. No additional amendment of the 1986 Amended Toll Agreement, nor any undertaking to further amend or extend the 1986 Amended Toll Agreement nor any waiver of any right or remedy arising under the 1986 Amended Toll Agreement prior to the date hereof shall be implied by the fact that the parties have agreed to the terms of this Agreement.

          3.3 Incorporation of Provisions of Article 14 of the 1986 Toll Agreement. The terms of Sections 14.1 (entire agreement; amendment), 14.3 (governing law, etc.), 14.6 (illegality; severability), 14.7 (no brokers, etc.) and 14.8 (counterparts) of the 1986 Toll Agreement are incorporated into this Agreement as if fully stated herein.

          3.4 Interpretation. The parties acknowledge that this Agreement has been the subject of full opportunity for negotiation and amendment and that the party which has assumed initial responsibility for drafting this Agreement shall not suffer adverse construction of any terms or language thereof because of such role.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, in each case effective as of the date first written above.

                                 NORTHWEST ALUMINUM COMPANY

                                 By:    BRETT WILCOX
                                     -------------------------------------------
                                 Name:  Brett Wilcox

                                 Title:  President


                                 CLARENDON LTD.

                                 By:    SIMON TRINCA
                                     -------------------------------------------
                                 Name:  Simon Trinca

                                 Title:  Authorized Signatory

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